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                                                                     EXHIBIT 5.1


                          [Latham & Watkins Letterhead]

                                  March 6, 2002


Tegal Corporation
2201 South McDowell Boulevard
Petaluma, California  94954

        Re: Registration Statement on Form S-2
            2,574,557 Shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

        In connection with the registration of 2,574,557 shares (the "Shares") of common stock of Tegal Corporation, a Delaware corporation (the "Company"), par value $.01 per share (the "Common Stock"), under the Securities Act of 1933, as amended (the "Act"), including 913,552 shares (the "Warrant Shares") issuable pursuant to the exercise of warrants to purchase Common Stock issued by the Company on December 31, 2001 (the "Warrants") by the Company on Form S-2 filed with the Securities and Exchange Commission (the "Commission") on March 6, 2002 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any jurisdiction or any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing, it is our opinion that (i) the Shares (other than the Warrant Shares) have been duly authorized and are validly issued, fully paid and nonassessable and (ii) the Warrant Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Warrants, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectus included therein.

                                        Very truly yours,

                                        LATHAM & WATKINS